UNDERWRITING CONTRACTS
DISTRIBUTION AGREEMENT

Distribution Agreement (the “Agreement”) made this 1st day of November, 2011, by and between Pax World Funds Series Trust I, a Massachusetts business trust (the “Trust”) and ALPS Distributors, Inc., a Colorado corporation (the “Distributor”).

WHEREAS, the Trust is a registered open-end management investment company organized as a series trust offering a number of portfolios of securities (each a “Fund” and collectively, the “Funds”);

WHEREAS, the Trust and Distributor are party to a Distribution Agreement dated July 1, 2008, as amended from time to time, attached hereto as Exhibit A and incorporated herein by reference (the “Distribution Agreement”) whereby the Trust retained the Distributor to promote and distribute the shares of the Funds.

WHEREAS, on July 19, 2011, ALPS Holdings, Inc., (“AHI”) the parent company of the Distributor, entered into a merger agreement pursuant to which AHI agreed to be acquired by DST Systems, Inc. (“DST”) (the “Transaction”); the acquisition also includes an indirect controlling interest in the Distributor;

WHEREAS, upon completion of the Transaction, the Transaction may result in an “assignment”, as such term is defined under the Investment Company Act of 1940, as amended, (the “1940 Act”) of the Distribution Agreement;

WHEREAS, under the 1940 Act, an assignment includes any direct or indirect transfer of a controlling block of an entity’s voting securities and a result of the assignment, henceforth the Distribution Agreement may be deemed terminated; and

WHEREAS, in light of the proposed assignment and change in control of the Distributor in connection with the Transaction, the Distributor and Trust wish to enter into this Agreement effective upon close of the Transaction.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the Trust and the Distributor agree as follows:

1.	Appointment. The Trust hereby appoints the Distributor to provide the distribution services set forth in the Distribution Agreement.

2.
All terms, conditions, representations and warranties contained in the Distribution Agreement are incorporated herein by reference and both the Trust and Distributor hereby agree that unless specified elsewhere in this Agreement, all terms, conditions, representations and warranties contained in this Agreement, including the Distribution Agreement attached hereto as Exhibit A and incorporated herein by reference, constitutes the entire understanding between the parties hereto, and supersede any prior understanding or agreements between the parties related to the services contemplated herein, including the Distribution Agreement.

3.
Term and Termination. This Agreement shall become effective as of the date first written above (the “Start Date”) and shall continue thereafter throughout the period that ends two (2) years after the Start Date (the “Initial Term”). If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Fund’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant portfolio of the Fund, provided that in either event the continuance is also approved by the majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect, continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees/Directors of the Fund who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

This Agreement is terminable without penalty on sixty (60) days’ written notice by the Fund’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant portfolio of the Fund, or by ALPS. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Fund without the prior written consent of ALPS.

4.
Amendment. No provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

5.
Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts and the 1940 Act and the rules thereunder. To the extent the laws of the Commonwealth of Massachusetts conflict with the 1940 Act, the latter shall control.

6.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.	All capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Distribution Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first set forth above.

ALPS DISTRIBUTORS, INC.

By:	/s/ Thomas A. Carter
Name: Thomas A. Carter Title: President

PAX WORLD FUNDS SERIES TRUST I

By:	/s/ Joseph F. Keefe
Name: Joseph F. Keefe
Title: President and CEO

DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of July 1, 2008, between Pax World Funds Series Trust I, a Massachusetts business trust (the “Fund”), and ALPS Distributors, Inc., a Colorado corporation (“ALPS”).

WHEREAS, the Fund is an open-end investment company registered under the Investment Company Act of 1940, as amended, presently consisting of the portfolios listed in Appendix A;

WHEREAS, ALPS is registered as a broker-dealer under the Securities Exchange Act of 1934 (the “1934 Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”); and

WHEREAS, the Fund wishes to employ the services of ALPS in connection with the promotion and distribution of the shares of the Fund (the “Shares”).

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein contained, the parties agree as follows.

1.	ALPS Appointment and Duties.

(a)
The Fund hereby appoints ALPS to provide the distribution services set forth in this Agreement in Appendix B, as amended from time to time, upon the terms and conditions hereinafter set forth. ALPS hereby accepts such appointment and agrees to furnish such specified services. ALPS shall for all purposes be deemed to be an independent contractor and shall, except as otherwise expressly authorized in this Agreement, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

(b)
ALPS may employ or associate itself with a person or persons or organizations as ALPS believes to be desirable in the performance of its duties hereunder; provided that, in such event, the compensation of such person or persons or organizations shall be paid by and be the sole responsibility of ALPS, and the Fund shall bear no cost or obligation with respect thereto; and provided further that ALPS shall not be relieved of any of its obligations under this Agreement in such event and shall be responsible for all acts of any such person or persons or organizations taken in furtherance of this Agreement to the same extent it would be for its own acts.

2.	ALPS Compensation; Expenses.

(a)
ALPS will bear all expenses in connection with the performance of its services under this Agreement, except as otherwise provided herein. ALPS will not bear any of the costs of Fund personnel. Other Fund expenses incurred shall be borne by the Fund or the Fund’s investment adviser, including, but not limited to, initial organization and offering expenses; the blue sky registration and qualification of Shares for sale in the various states in which the officers of the Fund shall determine it advisable to qualify such Shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund as agent or salesman in any state); litigation expenses; taxes; costs of preferred shares; expenses of conducting repurchase offers for the purpose of repurchasing Fund shares; administration, transfer agency, and custodial expenses; interest; Fund directors’ or trustees’ fees; brokerage fees and commissions; state and federal registration fees; advisory fees; insurance premiums; fidelity bond premiums; Fund and investment advisory related legal expenses; costs of maintenance of Fund existence; printing and delivery of materials in connection with meetings of the Fund’s directors or trustees; printing and mailing of shareholder reports, prospectuses, statements of additional information, other offering documents and supplements, proxy materials, and other communications to shareholders; securities pricing data and expenses in connection with electronic filings with the U.S. Securities and Exchange Commission (the “SEC”).

3.
Documents. The Fund has furnished or will furnish, upon request, ALPS with copies of the Fund’s Declaration of Trust, advisory agreement, custodian agreement, transfer agency agreement, administration agreement, current prospectus, statement of additional information, periodic Fund reports, and all forms relating to any plan, program or service offered by the Fund. The Fund shall furnish, within a reasonable time period, to ALPS a copy of any amendment or supplement to any of the above-mentioned documents. Upon request, the Fund shall furnish promptly to ALPS any additional documents necessary or advisable to perform its functions hereunder. As used in this Agreement the terms “registration statement,” “prospectus” and “statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the Fund with the SEC and any amendments and supplements thereto that are filed with the SEC.

4.	Sales of Shares.

(a)
The Fund grants to ALPS the right to sell the Shares as agent on behalf of the Fund, during the term of this Agreement, subject to the registration requirements of the Securities Act of 1933, as amended (the “1933 Act”), the Investment Company Act of 1940, as amended (the “1940 Act”), and of the laws governing the sale of securities in the various states (“Blue Sky Laws”), under the terms and conditions set forth in this Agreement. ALPS shall have the right to sell, as agent on behalf of the Fund, the Shares covered by the registration statement, prospectus and statement of additional information for the Fund then in effect under the 1933 Act and 1940 Act.

(b)	The rights granted to ALPS shall be exclusive, except that the Fund reserves the right to sell Shares directly to investors on applications received and accepted by the Fund.

(c)
Except as otherwise noted in the Fund’s current prospectus and/or statement of additional information, all Shares sold to investors by ALPS or the Fund will be sold at the net asset value per Share, as determined in the manner described in the Fund’s current prospectus and/or statement of additional information.

(d)
The Fund shall receive the net asset value per Share on all sales. If a fee in connection with shareholder redemptions is in effect, such fee will be paid to the Fund. The net asset value of the Shares will be calculated by the Fund or by another entity on behalf of the Fund. ALPS has no duty to inquire into, or liability for, the accuracy of the net asset value per Share as calculated.

(e)
The Fund reserves the right to suspend sales and ALPS’ authority to process orders for Shares on behalf of the Fund if, in the judgment of the Fund, it is in the best interests of the Fund to do so. Suspension will continue for such period as may be determined by the Fund.

(f)
In consideration of these rights granted to ALPS, ALPS agrees to use its best efforts to solicit orders for the sale of the Shares at the public offering price and will undertake such advertising and promotion as it believes is reasonable in connection with such solicitation. ALPS shall review and file such materials with the SEC and/or FINRA to the extent required by the 1934 Act and the 1940 Act and the rules and regulations thereunder, and by the rules of FINRA. This shall not prevent ALPS from entering into like arrangements (including arrangements involving the payment of underwriting commissions) with other issuers. ALPS will act only on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

(g)
ALPS is not authorized by the Fund to give any information or to make any representations other than those contained in the registration statement or prospectus and statement of additional information, or contained in shareholder reports or other material that may be prepared by or on behalf of the Fund for ALPS’ use. Consistent with the foregoing, ALPS may prepare and distribute sales literature or other material as it may deem appropriate in consultation with the Fund, provided such sales literature complies with applicable law and regulations.

(h)
The Fund agrees that it will take all action necessary to register the Shares under the 1933 Act and the 1940 Act (subject to the necessary approval of its shareholders). The Fund shall make available to ALPS, at ALPS’ expense, such number of copies of its prospectus, statement of additional information, and periodic reports as ALPS may reasonably request. The Fund shall furnish to ALPS copies of all information, financial statements and other papers, which ALPS may reasonably request for use in connection with the distribution of Shares of the Fund.

(i)
The Fund agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as ALPS may request. The Fund must notify ALPS in writing of the states in which the Shares may be sold and must notify ALPS in writing of any changes to the information contained in the previous notification.

(j)
The Fund shall not use the name of ALPS, or any of its affiliates, in any prospectus or statement of additional information, sales literature, and other material relating to the Fund in any manner without the prior written consent of ALPS (which shall not be unreasonably withheld); provided, however, that ALPS hereby approves all lawful uses of the names of ALPS and its affiliates in the prospectus and statement of additional information of the Fund and in all other materials which merely refer in accurate terms to its appointment hereunder or which are required by the SEC, FINRA, OCC or any state securities authority.

(k)
Neither ALPS nor any of its affiliates shall use the name of the Fund in any publicly disseminated materials, including sales literature, in any manner without the prior consent of the Fund (which shall not be unreasonably withheld); provided, however, that the Fund hereby approves all lawful uses of its name in any required regulatory filings of ALPS which merely refer in accurate terms to the appointment of ALPS hereunder, or which are required by the SEC, FINRA, OCC or any state securities authority.

(l)	ALPS will promptly transmit any orders received by it for purchase, redemption, or exchange of the Shares to the Fund’s transfer agent.

5.
Insurance. ALPS agrees to maintain fidelity bond and liability insurance coverages which are, in scope and amount, consistent with coverages customary for distribution activities relating to the Fund. ALPS shall notify the Fund upon receipt of any notice of material, adverse change in the terms or provisions of its insurance coverage. Such notification shall include the date of change and the reason or reasons therefor. ALPS shall notify the Fund of any material claims against it, whether or not covered by insurance, and shall notify the Fund from time to time as may be appropriate of the total outstanding claims made by it under its insurance coverage.

6.	Right to Receive Advice.

(a)
Advice of the Fund and Service Providers. If ALPS is in doubt as to any action it should or should not take, ALPS may request directions, advice, or instructions from the Fund or, as applicable, the Fund’s investment adviser, custodian, or other service providers.

(b)
Advice of Counsel. If ALPS is in doubt as to any question of law pertaining to any action it should or should not take, ALPS may request advice from counsel of its own choosing (who may be counsel for the Fund, the Fund’s investment adviser, or ALPS, at the option of ALPS).

(c)
Conflicting Advice. In the event of a conflict between directions, advice or instructions ALPS receives from the Fund or any service provider and the advice ALPS receives from counsel, ALPS may in its sole discretion rely upon and follow the advice of counsel. ALPS will provide the Fund with prior written notice of its intent to follow advice of counsel that is materially inconsistent with directions, advice or instructions from the Fund. Upon request, ALPS will provide the Fund with a copy of such advice of counsel.

7.	Standard of Care; Limitation of Liability; Indemnification.

(a)	ALPS shall be obligated to act in good faith and to exercise commercially reasonable care and diligence in the performance of its duties under this Agreement.

(b)
In the absence of willful misfeasance, bad faith, negligence, or reckless disregard by ALPS in the performance of its duties, obligations, or responsibilities set forth in this Agreement, ALPS and its affiliates, including their respective officers, directors, agents, and employees, shall not be liable for, and the Fund agrees to indemnify, defend and hold harmless such persons from, all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) arising directly or indirectly from the following:

(i)	the inaccuracy of factual information furnished to ALPS in writing by the Fund or the Fund’s investment adviser, custodians, or other service providers;

(ii)
any untrue statement of a material fact or omission of a material fact required to be stated or necessary in order to make the statements not misleading under the 1933 Act, the 1940 Act, or any other statute or the common law, in any registration statement, prospectus, statement of additional information, shareholder report, or other information filed or made public by the Fund (as amended from time to time), except to the extent the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of ALPS;

(iii)	any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates;

(iv)
losses, delays, failure, errors, interruption or loss of data occurring directly or indirectly by reason of circumstances beyond its reasonable control, including without limitation, acts of God, action or inaction of civil or military authority, war, terrorism, riot, fire, flood, sabotage, labor disputes, elements of nature, or non-performance by a third party;

(v)	ALPS’ reliance on any instruction, direction, notice, instrument or other information that ALPS reasonably believes to be genuine;

(vi)	loss of data or service interruptions caused by equipment failure which could not reasonably have been prevented by ALPS; or

(vii)	any other action or omission to act which ALPS takes in connection with the provision of services to the Fund.

(c)
ALPS shall indemnify and hold harmless the Fund, the Fund’s investment adviser and their respective officers, directors, agents, and employees from and against any and all taxes, charges, expenses, assessments, claims, and liabilities (including, without limitation, attorneys’ fees and disbursements and liabilities arising under applicable federal and state laws) arising directly or indirectly from ALPS’ willful misfeasance, bad faith, negligence, or reckless disregard in the performance of its duties, obligations, or responsibilities set forth in this Agreement.

(d)
Notwithstanding anything in this Agreement to the contrary, neither party shall be liable under this Agreement to the other party hereto for any punitive, consequential, special or indirect losses or damages. Any indemnification payable by a party to this Agreement shall be net of insurance maintained by the indemnified party as of the time the claim giving rise to indemnity hereunder is alleged to have arisen to the extent it covers such claim.

8.
Activities of ALPS. The services of ALPS under this Agreement are not to be deemed exclusive, and ALPS shall be free to render similar services to others. The Fund recognizes that from time to time directors, officers and employees of ALPS may serve as directors, officers and employees of other corporations or businesses (including other investment companies) and that such other corporations and businesses may include ALPS as part of their name and that ALPS or its affiliates may enter into distribution agreements or other agreements with such other corporations and businesses.

9.
Accounts and Records. The accounts and records maintained by ALPS shall be the property of the Fund. ALPS shall prepare, maintain and preserve such accounts and records as required by the 1940 Act and other applicable securities laws, rules and regulations. ALPS shall surrender such accounts and records to the Fund, in the form in which such accounts and records have been maintained or preserved, promptly upon receipt of instructions from the Fund. The Fund shall have access to such accounts and records at all times during ALPS’ normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by ALPS to the Fund at the Fund’s expense. ALPS shall assist the Fund, the Fund’s independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund’s accounts and records, and reports by ALPS or its independent accountants concerning its accounting system and internal auditing controls will be open to such entities for audit or inspection upon reasonable request.

10.
Confidential and Proprietary Information. ALPS agrees that it will, on behalf of itself and its officers and employees, treat all transactions contemplated by this Agreement, and all records and information relative to the Fund and its current and former shareholders and other information germane thereto, as confidential and as proprietary information of the Fund and not to use, sell, transfer, or divulge such information or records to any person for any purpose other than performance of its duties hereunder, except after prior notification to and approval in writing from the Fund, which approval shall not be unreasonably withheld. Approval may not be withheld where ALPS may be exposed to civil, regulatory, or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when requested by the Fund. When requested to divulge such information by duly constituted authorities, ALPS shall use reasonable commercial efforts to request confidential treatment of such information. ALPS shall have in place and maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality, and integrity of, and to prevent unauthorized access to or use of records and information relating to the Fund and its current and former shareholders.

11.
Compliance with Rules and Regulations. ALPS shall comply (and to the extent ALPS takes or is required to take action on behalf of the Fund hereunder shall cause the Fund to comply) with all applicable requirements of the 1940 Act and other applicable laws, rules, regulations, orders and code of ethics, as well as all investment restrictions, policies and procedures adopted by the Fund of which ALPS has knowledge (it being understood that ALPS is deemed to have knowledge of all investment restrictions, policies or procedures set out in the Fund’s public filings or otherwise provided to ALPS). Except as set out in this Agreement, ALPS assumes no responsibility for such compliance by the Fund. ALPS shall maintain at all times a program reasonably designed to prevent violations of the federal securities laws (as defined in Rule 38a-1 under the 1940 Act) with respect to the services provided, and shall provide to the Fund a certification to such effect no less than annually or as otherwise reasonably requested by the Fund. ALPS shall make available its compliance personnel and shall provide at its own expense summaries and other relevant materials relating to such program as reasonably requested by the Fund.

12.	Representations and Warranties of ALPS. ALPS represents and warrants to the Fund that:

(a)	It is duly organized and existing as a corporation and in good standing under the laws of the State of Colorado.

(b)	It is empowered under applicable laws and by its Articles of Incorporation and By-laws to enter into and perform this Agreement.

(c)	All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

(d)	It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement in accordance with industry standards.

(e)
ALPS has conducted a review pursuant to Statement on Auditing Standards 70, Part II (“SAS 70”) as of the end of the 2007 calendar year and has made available to the Fund a report of such review and any updates thereto. Every year ALPS shall conduct a review pursuant to SAS 70 and will make available to the Fund for inspection a report of such review and any updates thereto. ALPS shall immediately notify the Fund of any changes in how it conducts its business that could reasonably be expected to materially change the results of its most recent SAS 70 review and any other changes to ALPS’ business that could reasonably be expected to affect the business of the Fund or the Fund’s investment adviser.

13.	Representations and Warranties of the Fund. The Fund represents and warrants to ALPS that:

(a)	It is a trust duly organized and existing and in good standing under the laws of the state of Massachusetts and is registered with the SEC as an open-end management investment company.

(b)	It is empowered under applicable laws and by its Declaration of Trust and By-laws to enter into and perform this Agreement.

(c)	The Board of Trustees of the Fund has duly authorized it to enter into and perform this Agreement.

(d)
Notwithstanding anything in this Agreement to the contrary, the Fund agrees not to make any modifications to its registration statement or adopt any policies which would affect materially the obligations or responsibilities of ALPS hereunder without the prior written approval or ALPS, which approval shall not be unreasonably withheld or delayed.

14.
Consultation Between the Parties. ALPS and the Fund shall regularly consult with each other regarding ALPS’ performance of its obligations under this Agreement. In connection therewith, the Fund shall submit to ALPS at a reasonable time in advance of filing with the SEC reasonably final copies of any amended or supplemented registration statement (including exhibits) under the 1933 Act and the 1940 Act; provided, however, that nothing contained in this Agreement shall in any way limit the Fund’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

15.
Anti-Money Laundering. ALPS agrees to maintain an anti-money laundering program in compliance with Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA Patriot Act”) and all applicable laws and regulations promulgated thereunder. ALPS confirms that, as soon as possible, following the request from the Fund, ALPS will supply the Fund with copies of ALPS’ anti-money laundering policy and procedures, and such other relevant certifications and representations regarding such policy and procedures as the Fund may reasonably request from time to time.

16.
Business Interruption Plan. ALPS shall maintain in effect a business interruption plan, and enter into any agreements necessary with appropriate parties making reasonable provisions for emergency use of electronic data processing equipment customary in the industry. In the event of equipment failures, ALPS shall, at no additional expense to the Fund, take commercially reasonable steps to minimize service interruptions.

17.	Duration and Termination of this Agreement.

(a)
Initial Term. This Agreement shall become effective as of the date first written above (the “Start Date”) and shall continue thereafter throughout the period that ends two (2) years after the Start Date (the “Initial Term”).

(b)
Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive annual periods, provided such continuance is specifically approved at least annually (i) by the Fund’s Board of Trustees or (ii) by a vote of a majority of the outstanding voting securities of the relevant portfolio of the Fund, provided that in either event the continuance is also approved by the majority of the Trustees of the Fund who are not interested persons (as defined in the 1940 Act) of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. If a plan under Rule 12b-1 of the 1940 Act is in effect, continuance of the plan and this Agreement must be approved at least annually by a majority of the Trustees/Directors of the Fund who are not interested persons (as defined in the 1940 Act) and have no financial interest in the operation of such plan or in any agreements related to such plan, cast in person at a meeting called for the purpose of voting on such approval.

(c)
This Agreement is terminable without penalty on sixty (60) days’ written notice by the Fund’s Board of Trustees, by vote of the holders of a majority of the outstanding voting securities of the relevant portfolio of the Fund, or by ALPS.

(d)
Deliveries Upon Termination. Upon termination of this Agreement, ALPS agrees to cooperate in the orderly transfer of distribution duties and shall deliver to the Fund or as otherwise directed by the Fund (at the expense of the Fund) all records and other documents made or accumulated in the performance of its duties for the Fund hereunder. In the event ALPS gives notice of termination under this Agreement, it will continue to provide the services contemplated hereunder after such termination at the contractual rate for up to 120 days, provided that the Fund uses all reasonable commercial efforts to appoint such replacement on a timely basis.

18.
Assignment. This Agreement will automatically terminate in the event of its assignment (as defined in the 1940 Act). This Agreement shall not be assignable by the Fund without the prior written consent of ALPS.

19.
Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Massachusetts and the 1940 Act and the rules thereunder. To the extent that the laws of the Commonwealth of Massachusetts conflict with the 1940 Act or such rules, the latter shall control.

20.
Names. The obligations of the Fund entered into in the name or on behalf thereof by any director, shareholder, representative, or agent thereof are made not individually, but in such capacities, and are not binding upon any of the directors, shareholders, representatives or agents of the Fund personally, but bind only the property of the Fund, and all persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund.

21	Amendments to this Agreement. This Agreement may only be amended by the parties in writing.

22.
Notices. All notices and other communications hereunder shall be in writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):

To ALPS:

ALPS Distributors, Inc.
1290 Broadway, Suite 1100
Denver, Colorado 80203
Attn: General Counsel
Fax: (303) 623-7850

To the Fund:

Pax World Funds Series Trust I
30 Pen hallow Street, Suite 400
Portsmouth, New Hampshire 03801
Attn:
Fax:

24.	Counterparts. This Agreement may be executed by the parties hereto on any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

25.	Entire Agreement. This Agreement embodies the entire agreement and understanding among the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PAX WORLD FUNDS SERIES TRUST I

By:	/s/ Joseph F. Keefe
Name:	Joseph F. Keefe
Title:	President and CEO

ALPS DISTRIBUTORS, INC.

By:	/s/ Jeremy O. May
Name:	Jeremy O. May
Title:	Managing Director

APPENDIX A

LIST OF PORTFOLIOS

Pax World Series Trust I (Fund)

Pax World Balanced Fund
Pax World Growth Fund
Pax World Value Fund
Pax World Small Cap Fund
Pax World International Fund
Pax World High Yield Bond Fund
Pax World Women’s Equity Fund
Pax World Global Green Fund

APPENDIX B

LIST OF SERVICES

ALPS Distributors, Inc. will provide the following services:

•	Act as legal underwriter/distributor for the Portfolios listed on Appendix A

•	Maintain licensing of Fund sponsor’s staff:

•	Coordinate FINRA licensing testing

•	File documentation with FINRA, as necessary.

•	Maintain and supervise existing FINRA registrations

•	Prepare, update, execute and maintain broker/dealer selling agreements

•	Review/ file all marketing materials (including Internet sites) with the FINRA

•	Oversee and administer 12b-1 and sub-transfer agency plans

Amendment No. 1 to Distribution Agreement

This Amendment, dated as of December 31, 2009, to the Distribution Agreement (this “Amendment”), by and between Pax World Funds Series Trust I (the “Fund”), a Massachusetts business trust and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Fund and the Distributor entered into a Distribution Agreement dated July 1, 2008 (the “Agreement”); and

WHEREAS, the Fund and the Distributor wish to amend the provisions of the Agreement to reflect the addition of four new Portfolios.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.            The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

PAX WORLD FUNDS SERIES TRUST I		ALPS DISTRIBUTORS, INC.

By:	/s/ Joseph F. Keefe	By:	/s/ Thomas A. Carter
Name:	Joseph F. Keefe	Name:	Thomas A. Carter
Title:	President and CEO	Title:	President

APPENDIX A

LIST OF PORTFOLIOS

Pax World Series Trust I (Fund)

Pax World Balanced Fund
Pax World Growth Fund
Pax World Small Cap Fund
Pax World International Fund
Pax World High Yield Bond Fund
Pax World Women’s Equity Fund
Pax World Global Green Fund
ESG Managers Aggressive Growth Portfolio
ESG Managers Growth Portfolio
ESG Managers Moderate Portfolio
ESG Managers Conservative Portfolio

Amendment No. 2 to Distribution Agreement

This Amendment, dated as of April 30, 2010, to the Distribution Agreement (this “Amendment”), by and between Pax World Funds Series Trust I (the “Fund”), a Massachusetts business trust and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Fund and the Distributor entered into a Distribution Agreement dated July 1, 2008 (the “Agreement”); and

WHEREAS, the Fund and the Distributor wish to amend the provisions of the Agreement to reflect the renaming of the Women’s Equity Fund to the Global Women’s Leadership Fund.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.            The parties hereto agree to delete the current Appendix A to the Agreement in its entirety and replace it with a new Appendix A attached hereto.

2.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect. Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

PAX WORLD FUNDS SERIES TRUST I		ALPS DISTRIBUTORS, INC.

By:	/s/ Joseph F. Keefe	By:	/s/ Thomas A. Carter
Name:	Joseph F. Keefe	Name:	Thomas A. Carter
Title:	President and CEO	Title:	President

APPENDIX A

LIST OF PORTFOLIOS

Pax World Series Trust I (Fund)

Pax World Balanced Fund
Pax World Growth Fund
Pax World Small Cap Fund
Pax World International Fund
Pax World High Yield Bond Fund
Pax World Global Women’s Leadership Fund
Pax World Global Green Fund
ESG Managers Aggressive Growth Portfolio
ESG Managers Growth Portfolio
ESG Managers Moderate Portfolio
ESG Managers Conservative Portfolio

Amendment No. 3 to Distribution Agreement

This Amendment No. 3, dated as of June 20, 2016, (the “Effective Date”), to the Distribution Agreement (this “Amendment”), by and between Pax World Funds Series Trust I, a Massachusetts business trust (the “Fund”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Fund and the Distributor entered into a Distribution Agreement dated November 1, 2011, as amended (the “Agreement”); and

WHEREAS, the Fund and the Distributor wish to amend the Agreement to reflect changes to the list of portfolios offered under the Fund.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.            Appendix A to Exhibit A to the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

2.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

PAX WORLD FUNDS SERIES TRUST I		ALPS DISTRIBUTORS, INC.

By:	/s/ Joseph F. Keefe	By:	/s/ Steven B. Price
Name:	Joseph F. Keefe	Name:	Steven B. Price
Title:	President & CEO	Title:	SVP & CCO

APPENDIX A

LIST OF PORTFOLIOS

Pax World Funds Series Trust I

Pax Balanced Fund
Pax Global Environmental Markets Fund
Pax ESG Beta Quality Fund*
Pax High Yield Bond Fund
Pax Mid Cap Fund
Pax Small Cap Fund
Pax Sustainable Managers Capital Appreciation Fund
Pax Sustainable Managers Total Return Fund
Pax MSCI International ESG Index Fund

*    Portfolio name change effective June 30, 2016

Amendment No. 4 to Distribution Agreement

This Amendment No. 4, dated as of November 8, 2016 (the “Effective Date”), to the Distribution Agreement (this “Amendment”), by and between Pax World Funds Series Trust I, a Massachusetts business trust (the “Fund”), and ALPS Distributors, Inc., a Colorado corporation, having its principal place of business at 1290 Broadway, Suite 1100, Denver, Colorado 80203 (the “Distributor”).

WHEREAS, the Fund and the Distributor entered into a Distribution Agreement dated November 1, 2011, as amended (the “Agreement”); and

WHEREAS, the Fund and the Distributor wish to amend the Agreement to reflect changes to the list of portfolios offered under the Fund.

NOW, THEREFORE, the parties hereby agree to amend the Agreement as follows:

1.            Appendix A to Exhibit A to the Agreement is hereby deleted in its entirety and replaced with a new Appendix A attached hereto.

2.            Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.  Any items not herein defined shall have the meaning ascribed to them in the Agreement.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

PAX WORLD FUNDS SERIES TRUST I		ALPS DISTRIBUTORS, INC.

By:	/s/ Joseph F. Keefe	By:	/s/ Steven B. Price
Name:	Joseph F. Keefe	Name:	Steven B. Price
Title:	CEO	Title:	SVP & CCO

APPENDIX A

LIST OF PORTFOLIOS

Pax World Funds Series Trust I

Pax Balanced Fund
Pax Global Environmental Markets Fund
Pax ESG Beta Quality Fund*
Pax High Yield Bond Fund
Pax Mid Cap Fund
Pax Small Cap Fund
Pax Sustainable Managers Capital Appreciation Fund
Pax Sustainable Managers Total Return Fund
Pax MSCI International ESG Index Fund
Pax Large Cap Fund
Pax Core Bond Fund
Pax ESG Beta Dividend Fund

*    Portfolio name change effective June 30, 2016